UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 18, 2009
ENZON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-12957	22-2372868

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

685 Route 202/206, Bridgewater, NJ	08807

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (908) 541-8600
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On January 18, 2009, the Board of Directors of Enzon Pharmaceuticals, Inc. (the “Company”) authorized an amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), to extend the timeliness requirement for notice of stockholder business proposals and nominations of directors at annual meetings of stockholders for up to 10 days, with the exact number of days of such extension to be determined by the Company’s Chairman. On January 21, 2009, the Chairman determined that the appropriate period to extend the timeliness requirement was eight days.
     Accordingly, the Amendment provides that, in order to be timely, stockholder notices must be delivered not earlier than the 150th day, but not later than the 112th day, prior to the anniversary date of the preceding year’s annual meeting. Previously, the Bylaws provided that, in order to be timely, stockholder notices must be delivered not earlier than the 150th day, but not later than the 120th day, prior to the anniversary date of the preceding year’s annual meeting.
     As a result of the Amendment, stockholder notices in connection with the Company’s 2009 annual meeting of stockholders must be delivered to the Company not later than January 30, 2009 and in accordance with the procedures established in the Bylaws.
     The foregoing description of the Amendment is a general description only and is qualified in its entirety by reference to the Amendment. A copy of the Bylaws as currently in effect is attached as Exhibit 3.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Enzon Pharmaceuticals, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 21, 2008

ENZON PHARMACEUTICALS, INC.

By:	/s/ Jeffrey H. Buchalter
Name:	Jeffrey H. Buchalter
Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Enzon Pharmaceuticals, Inc.